As filed with the Securities and Exchange Commission on August 19, 2008
Registration No. 333-152482

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PMFG, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0661574
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(214) 357-6181
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Peter J. Burlage
Chief Executive Officer
PMFG, Inc.
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(214) 357-6181
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of Agent For Service)

With Copies to:

James E. O’Bannon
Charles T. Haag
Jones Day
2727 North Harwood Street
Dallas, Texas 75201
(214) 220-3939

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting Company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment is being filed by PMFG, Inc. pursuant to Rule 414 under the Securities Act of 1933 to reflect the holding company reorganization of Peerless Mfg. Co. The reorganization was completed on August 15, 2008 and was effected under a merger agreement, dated as of January 10, 2008, by and among Peerless, PMFG and PMFG Merger Sub, Inc. In the reorganization, each outstanding share of common stock, $1.00 par value per share, of Peerless was automatically converted into two shares of common stock, $0.01 par value per share, of PMFG. As a result, the reorganization had the effect of a two-for-one stock split. All share numbers and per share information in this prospectus reflect the two-for-one share conversion.

In accordance with Rule 414, PMFG, as the successor issuer, expressly adopts this registration statement as its own for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 19, 2008

PROSPECTUS

PMFG, INC.

3,000,000 Shares of Common Stock

We may from time to time sell up to 3,000,000 shares of our common stock in one or more offerings as described in this prospectus.

We may offer the shares from time to time at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the common stock being offered. This prospectus may not be used to consummate a sale of shares unless accompanied by the applicable prospectus supplement.

We will sell the shares directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these shares, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the Nasdaq Global Market under the symbol “PMFG.” On August 18, 2008, the closing price of our common stock was $29.00.

Investing in our common stock involves risks. Risks associated with an investment in our common stock will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2008.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf-registration process.” Under this shelf registration process, we may sell up to 3,000,000 shares of our common stock in one or more offerings as described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell common stock under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or shares of common stock are sold on a later date.

ABOUT PMFG, INC.

We are a leading provider of custom-engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. We primarily serve the markets for power generation, natural gas infrastructure, and refining and petrochemical processing. We offer a broad range of separation and filtration products, selective catalytic reduction, or SCR, systems, and other complementary products including specialty heat exchangers, pulsation dampeners and silencers.

PMFG, Inc. is a holding company and was incorporated in Delaware in January 2008 in connection with our holding company reorganization. The reorganization was completed in August 2008. Our principal subsidiary is Peerless Mfg. Co., which was organized in 1933 as a proprietorship and was incorporated as a Texas corporation in 1946. Our executive offices are located at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254. Our telephone number at this location is (214) 357-6181.

The terms “PMFG,” “Peerless,” “company,” “our,” “us” and “we” refer to PMFG, Inc. and its subsidiaries unless the context requires otherwise.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:

•	changes in the economy generally or in the markets in which we operate including the power generation, natural gas infrastructure and petrochemical and processing industries;

•	changes in the price, supply or demand for natural gas;

•	changes in current environmental legislation;

•	increased competition;

•	changes in our ability to conduct business outside the United States, including changes in foreign laws and regulations;

•	decreased demand for our products;

•	risks associated with our recent acquisition of Nitram Energy, Inc., including the integration of Nitram’s operations with those of PMFG and the significant indebtedness that we incurred in connection with this acquisition;

•	the effects of U.S. involvement in hostilities with other countries and large-scale acts of terrorism, or the threat of hostilities or terrorist acts;

•	the effects of natural disasters; and

•	loss of the services of any of our senior management or other key employees.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus and other reports we file with the Securities and Exchange Commission, including the information under “Item 1A. Risk Factors” of Part I of the Annual Report on Form 10-K filed by Peerless for the fiscal year ended June 30, 2007 and “Item 1A. Risk Factors” of Part II of the Quarterly Report on Form 10-Q filed by Peerless for the three months ended March 31, 2008. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. We undertake no obligation to publicly update or revise any forward-looking statement.

PLAN OF DISTRIBUTION

We may sell the common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the common stock (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the common stock being offered by this prospectus. We may also designate agents to solicit offers to purchase the common stock from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our common stock.

If we utilize a dealer in the sale of the common stock being offered by this prospectus, we will sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the common stock being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the common stock to the public. In connection with the sale of the common stock, we, or the purchasers of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act of 1933 and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The common stock may or may not be listed on a national securities exchange. To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involves the sale by persons participating in the offering of more shares of common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does nor purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the Securities and Exchange Commission and are incorporated by reference as exhibits to this registration statement.

Authorized Capital Stock

We are authorized to issue 25,000,000 shares of common stock, $.01 par value per share. As of August 18, 2008, we had 13,099,384 shares of common stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to our common stock. All outstanding shares of our common stock are, and the shares of common stock offered by this prospectus will be, fully paid and nonassessable.

Anti-Takeover Provisions

Delaware Anti-Takeover Law

Section 203 of the Delaware General Corporation Law, or DGCL, provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•	on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period. Section 203 may also have the effect of preventing changes in our management and could make it more difficult to accomplish transactions that our stockholders may deem to be in their best interests. We have not elected to be exempt from the restrictions imposed under Section 203.

Certificate of Incorporation and Bylaw Provisions

Our bylaws provide that the authorized number of our directors is fixed by our board of directors. In addition, our certificate of incorporation provides that our board of directors will be divided into three classes with the number of directors in each class as nearly equal as possible. Each director will serve a three-year term. As a result, any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a classified board.

Our bylaws provide that special meetings of our stockholders may be called only by our chairman, chief executive officer or president. Should any stockholder desire to present business at an annual meeting, including nominating a candidate for director, the stockholder must comply with certain advance notice provisions in our bylaws. In addition, our certificate of incorporation provides that no action required or permitted to be taken at any meeting of stockholders may be taken by written consent without a meeting.

Our certificate of incorporation and bylaws provide that vacancies in our board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum or by the sole remaining director. Any director so chosen will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director’s successor is elected and qualified. In addition, our certificate of incorporation provides that at any meeting of stockholders called for the stated purpose of removing a director, any director may be removed for cause by the affirmative vote of the holders of at least two-thirds of the shares of our common stock entitled to vote for the election of directors.

Our certificate of incorporation provides that our stockholders may amend the bylaws by the affirmative vote of at least two-thirds of the shares of our common stock entitled to vote on the amendment.

Rights Plan

We entered into a rights agreement, or rights plan, with Mellon Investor Services LLC, which went into effect immediately prior to completion of the reorganization on August 15, 2008. This plan is substantially identical to the Peerless rights plan adopted in May 2007. The new rights plan provides that one right will be issued to each share of our common stock that is issued after the completion of the reorganization and before the earlier of the distribution date and the termination date of the rights.

The rights generally will become exercisable and allow the holder to acquire 1/100th of a share of our common stock at a discounted price if a person or group (other than certain institutional investors specified in the rights plan) acquires beneficial ownership of 20% or more of our outstanding common stock. Rights held by those that exceed the 20% threshold will be void. The rights plan also includes an exchange option. In general, after the rights become exercisable, the board of directors may, at its discretion, effect an exchange of part or all of the rights (other than rights that have become void) for shares of our common stock. Under this option, we would issue one share of common stock for each right, subject to adjustment in certain circumstances.

The board of directors may, at its discretion, redeem all outstanding rights for $0.001 per right at any time prior to the time the rights become exercisable. The rights will expire on August 15, 2018, unless earlier redeemed, exchanged or amended by our board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “PMFG.”

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include reducing indebtedness incurred in connection with our acquisition of Nitram Energy, Inc. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

LEGAL MATTERS

Jones Day, Dallas, Texas will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

The consolidated financial statements of Peerless Mfg. Co., as of June 30, 2007 and 2006 and for each of the three years in the period ended June 30, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2007 incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

The consolidated financial statements of Nitram Energy, Inc. and subsidiaries as of September 30, 2007 and 2006 and for the years ended September 30, 2007, 2006 and 2005 that are incorporated into this prospectus by reference from our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 23, 2008, have been audited by Gaines Kriner Elliott LLP, an independent public accounting firm, as stated in their report, which is incorporated by reference herein and has been so incorporated in reliance upon the report given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

PMFG files, and prior to our holding company reorganization, Peerless filed, annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the Commission’s web site at http://www.sec.gov.

The Commission allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:

•	The annual report on Form 10-K filed by Peerless for the fiscal year ended June 30, 2007;

•	The quarterly reports on Form 10-Q filed by Peerless for the quarters ended September 30, 2007, December 31, 2007 and March 31, 2008;

•	The current reports on Form 8-K filed by Peerless on July 3, 2007, November 16, 2007, April 9, 2008, May 5, 2008, July 2, 2008, August 15, 2008 and the amended current report on Form 8-K/A filed by Peerless on June 23, 2008;

•	The current report on Form 8-K filed by PMFG on August 15, 2008; and

•	The description of PMFG common stock set forth in the registration statement on Form S-4, filed by PMFG on January 10, 2008, as amended (File No. 333-148577).

This prospectus is part of a registration statement on Form S-3 PMFG has filed with the Commission under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Commission. You may inspect and copy the registration statement, including exhibits, at the Commission’s public reference room or Internet site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

PMFG, Inc.
Attn: Secretary
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(214) 357-6181

PMFG, INC.

3,000,000 Shares of Common Stock

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

     , 2008

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses in connection with the shelf registration of the common stock registered under this registration statement, other than any underwriting discounts and commissions. The actual amounts of such fees and expenses will be determined from time to time. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee	$3,193
Legal fees and expenses	75,000
Accounting fees and expenses	40,000
Printing expenses	8,000
Miscellaneous	5,000

Total	$203,193

Item 15.	Indemnification of Directors and Officers.

We expect to enter into indemnification agreements, consistent with the form of agreement filed as Exhibit 10.1 to our Registration Statement on Form S-4 (File No. 333-148577), with each of our directors and officers that provide the director or officer will not be personally liable to us or our stockholders for or with respect to any acts or omissions in the performance of his duties as a director or officer to the fullest extent permitted by the DGCL or any other applicable law.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of actions by or in the right of the corporation, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made where the person seeking indemnification has been found liable to the corporation, unless and only to the extent that a court determines is fair and reasonable in view of all circumstances.

Our certificate of incorporation provides that we shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or an officer of the company, or is or was serving at our request, while a director or officer of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding to the fullest extent permitted or required by Delaware law. Except with respect to proceedings to enforce rights to indemnification, we will indemnify any such person in connection with a proceeding described above initiated by such person only if such proceeding was authorized by our Board of Directors.

Our certificate of incorporation also requires us to pay such director or officer any expenses (including attorneys’ fees) incurred in defending or testifying in any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding an, to the extent required by law, upon receipt of an undertaking by or on behalf of any such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by us against such expenses as authorized by Delaware law.

The indemnification provisions contained in our certificate of incorporation and bylaws are in addition to any other right that a person may have or acquire under any statute, bylaw, resolution of stockholders or directors or otherwise. We maintain insurance on behalf of our directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16.	Exhibits

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on August 15, 2008 and incorporated herein by reference)
4.2	Bylaws (filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the Commission on August 15, 2008 and incorporated herein by reference)
4.3	Rights Agreement dated August 15, 2008 between PMFG, Inc. and Mellon Investor Services LLC, as rights agent (filed as Exhibit 4.1 to our Registration Statement on Form 8-A filed with the Commission on August 15, 2008 and incorporated herein by reference)
5.1	Opinion of Jones Day
23.1	Consent of Grant Thornton LLP
23.2	Consent of Gaines Kriner Elliott LLP
23.3	Consent of Jones Day (included in Exhibit 5.1)
24.1	Powers of Attorney for our directors and certain executive officers

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser. if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 19, 2008.

PMFG, INC.

By:	/s/ Peter J. Burlage
Peter J. Burlage
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities indicated below on August 19, 2008.

Signature	Title

* Sherrill Stone	Chairman of the Board

/s/ Peter J. Burlage Peter J. Burlage	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Henry G. Schopfer, III Henry G. Schopfer, III	Chief Financial Officer (Principal Financial and Accounting Officer)

* Kenneth R. Hanks	Director

* Robert McCashin	Director

* R. Clayton Mulford	Director

* Howard G. Westerman, Jr.	Director

*	Henry G. Schopfer, III, by signing his name hereto, does hereby sign and execute this amendment to the registration statement on behalf of the above-named directors of PMFG, Inc. on this 19th day of August, 2008, pursuant to powers of attorney executed on behalf of such directors, and contemporaneously filed with the Securities and Exchange Commission.

By:	/s/ Henry G. Schopfer, III
Henry G. Schopfer, III, Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on August 15, 2008 and incorporated herein by reference)
4.2	Bylaws (filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the Commission on August 15, 2008 and incorporated herein by reference)
4.3	Rights Agreement dated August 15, 2008 between PMFG, Inc. and Mellon Investor Services LLC, as rights agent (filed as Exhibit 4.1 to our Registration Statement on Form 8-A filed with the Commission on August 15, 2008 and incorporated herein by reference)
5.1	Opinion of Jones Day
23.1	Consent of Grant Thornton LLP
23.2	Consent of Gaines Kriner Elliott LLP
23.3	Consent of Jones Day (included in Exhibit 5.1)
24.1	Powers of Attorney for our directors and certain executive officers